Exhibit 10.22(e)

FOURTEENTH AMENDMENT TO LEASE

     THIS FOURTEENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of November, 2007, by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to Keren Limited Partnership (“Original Landlord”), and EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

     A. WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of March 31, 1997, as amended by that certain Amendment of Lease dated as of January 31, 1999; that certain Second Amendment of Lease dated as of July 31, 2000; that certain Third Amendment of Lease dated as of July 31, 2000; that certain Fourth Amendment of Lease dated as of May 30, 2001; that certain Fifth Amendment of Lease dated as of February 11, 2002; that certain Sixth Amendment of Lease dated as of January 24, 2003; that certain Seventh Amendment of Lease dated as of September 23, 2003; that certain Eighth Amendment to Lease dated as of August 22, 2006; that certain Ninth Amendment to Lease dated as of September 26, 2006; that certain Tenth Amendment to Lease dated as of October 31, 2006; that certain Eleventh Amendment to Lease dated as of November 30, 2006; that certain Twelfth Amendment to Lease dated as of February 7, 2007; and that certain Thirteenth Amendment to Lease dated as of May 31, 2007 (collectively, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in two of the buildings at 765 and 777 Old Saw Mill River Road in Tarrytown, New York (the “Buildings”);

     B. WHEREAS, Tenant desires to surrender a portion of the Premises; and

     C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

     2. Surrender of Premises. Tenant shall, no later than November 30, 2007 (the “Surrender Date”), surrender to Landlord approximately six thousand five hundred twenty-seven (6,527) rentable square feet of the Premises, as shown on Exhibit A attached hereto (the “Surrendered Premises”), in the condition required by the Lease; provided, however, that Tenant may leave the personal property listed on Exhibit B hereto in the Surrendered Premises after the Surrender Date.

     3. Fixed Rent. From and after the Surrender Date, Tenant’s Fixed Rent shall be reduced by Fourteen Thousand Four Hundred Thirteen and 79/100 Dollars ($14,413.79) per month (equal to One Hundred Seventy-Two Thousand Nine Hundred Sixty-Five and 50/100 Dollars ($172,965.50) per year). From and after the Surrender Date, Tenant’s Fixed Rent shall equal One Hundred Seventy-Seven Thousand Seven Hundred Fifty-Nine and 79/100 Dollars ($177,759.79) per month (equal to Two Million One Hundred Thirty-Three Thousand One Hundred Seventeen and 50/100 Dollars ($2,133,117.50) per year).

     4. Tenant’s Proportionate Share. Tenant’s Proportionate Share shall mean, from and after the Surrender Date, ten and seventy-one hundredths percent (10.71%).

     5. Notices. The addresses for notices to Landlord and Tenant as set forth in the Lease are hereby changed to the following:

For Landlord:

     BMR-Landmark at Eastview LLC
     17140 Bernardo Center Drive, Suite 222
     San Diego, California 92128
     Attn: General Counsel/Real Estate

For Tenant:

     Emisphere Technologies, Inc.
     765 Old Saw Mill River Road
     Tarrytown, New York 10591
     Attention: Paul Lubetkin, Esq., Vice President and General Counsel

     6. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

     7. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

     8. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

     9. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

     10. Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

EMISPHERE TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Paul Lubetkin
Name:	Paul Lubetkin
Title:	Vice President and General Counsel

EXHIBIT A

SURRENDERED PREMISES

[See attached]

EXHIBIT B

PERSONAL PROPERTY